UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) May 31, 2017

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

220 RXR Plaza, Uniondale, New York 11556
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Flushing Financial Corporation (the “Company”) on June 1, 2017. The sole purpose of this amendment is to disclose the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding executive compensation.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(d) At the Company’s Annual Meeting of Stockholders held on May 31, 2017, the stockholders of the Company voted, on an advisory non-binding basis, to recommend the holding of future stockholder votes annually on executive compensation. In accordance with the recommendation by the Company’s stockholders, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes regarding executive compensation every year until the next required vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation, unless, the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: July 10, 2017	By:	/s/ Susan K. Cullen
Susan K. Cullen
	Title:	Senior Executive Vice President
and Chief Financial Officer